EXHIBIT 10.1

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of February 8, 2013 (“Execution Date”), is entered into by and among CONSTELLATION ENERGY PARTNERS LLC, a Delaware limited liability company (the “Borrower”), and the Lenders signatory hereto (the “Lenders”), and THE ROYAL BANK OF SCOTLAND plc, as Administrative Agent (the “Administrative Agent”) and as Collateral Agent (the “Collateral Agent”).

RECITALS

WHEREAS, the Borrower, the Lenders and The Royal Bank of Scotland plc, as Administrative Agent and a Lender, are party to that certain Amended and Restated Credit Agreement dated as of November 13, 2009, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of February 11, 2010 and that certain Second Amendment to Amended and Restated Credit Agreement dated as of June 3, 2011 (such Amended and Restated Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated, herein called the “Credit Agreement”). Terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement, and the provisions of Section 1.03 of the Credit Agreement are incorporated herein by reference;

WHEREAS, by notice to the Borrower dated December 28, 2012, the Borrowing Base was set by the Lenders at $85,000,000.00; and

WHEREAS, the Borrower executed that certain membership interest purchase and sale agreement on or about February 1, 2013, pursuant to which the Borrower intends to sell all of its assets and interests in the Robinson’s Bend Field in Tuscaloosa County, Alabama (the “Robinson’s Bend Sale”); and

WHEREAS, the Borrower and the Lenders seek to clarify the terms and conditions pursuant to which (a) the Borrowing Base will be reduced in conjunction with the Robinson’s Bend Sale, (b) collateral to be sold pursuant to the Robinson’s Bend Sale will be released, and (c) the Maturity Date will be extended; and

WHEREAS, the parties hereto have agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Waiver Regarding Sale. Subject to the terms and conditions of this Amendment, the Administrative Agent, on behalf of the Lenders, hereby approves the proposed Robinson’s Bend Sale and waives the provisions of Section 9.12 of the Credit Agreement solely with respect to such proposed Robinson’s Bend Sale. Upon the Final Effective Date (as defined below), the Administrative Agent and the Collateral Agent agree to release the collateral to be sold pursuant to the Robinson’s Bend Sale on the terms and conditions described in Section 11.10 of the Credit Agreement.

SECTION 2. Agreement Regarding Borrowing Base. The parties hereto acknowledge and agree that the Borrowing Base, as determined by the Lenders, shall be reduced on the date that the Robinson’s Bend Sale is consummated, funded and closed to $37,500,000.00 (the “Sale Date”).

SECTION 3. Amendments to the Credit Agreement. Subject to Section 5 of this Amendment, the Credit Agreement is hereby amended by deleting the definition of “Maturity Date” in Section 1.02 of the Credit Agreement in its entirety and substituting the following in place thereof:

““Maturity Date” means the earlier to occur of (a) March 31, 2014, or (b) the date that the Loan Commitments are sooner terminated pursuant to Sections 2.06 or 10.02.”

SECTION 4. Representations and Warranties. The Borrower represents and warrants as follows:

(a) The Borrower is duly authorized and empowered to execute, deliver and perform this Amendment and all other instruments referred to or mentioned herein to which it is a party, and all action on its part requisite for the due execution, delivery and the performance of this Amendment has been duly and effectively taken.

(b) After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement, as amended hereby, and any other Loan Documents executed in connection herewith or therewith are true in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representation or warranty was made as of a specific date, in which case such representation or warranty was true in all material respects when made.

(c) After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default.

(d) When this Amendment is duly executed and delivered, the Credit Agreement as amended by this Amendment will be legal and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application.

SECTION 5. Conditions to Effectiveness.

(a) Subject to the limited exception in Section 5(b) below, this Amendment shall become effective when, and only when, the Administrative Agent shall have received the following on or before the Execution Date:

(i) counterparts of this Amendment duly executed and delivered on behalf of the Borrower and all Lenders;

(ii) a Secretary’s Certificate of the Borrower, including resolutions authorizing the execution, delivery and performance of this Amendment and any other documents signed in connection therewith, and the Borrower’s articles of formation, evidence of existence and good standing, and incumbency certificate, all in form and substance satisfactory to the Administrative Agent;

(iii) the Ratification and Affirmation of Guarantors duly executed and delivered on behalf of the Guarantors;

(iv) such other documents, instruments and agreements as the Administrative Agent reasonably deems necessary, in form and substance reasonably satisfactory to the Administrative Agent; and

(v) all fees and other amounts due and payable, including to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower pursuant to Section 9.

(b) In addition to the satisfaction of the conditions in Section 5(a), the modification to the definition of “Maturity Date” in this Amendment shall not become effective until the date that the following additional conditions precedent have been satisfied (the “Final Effective Date”):

(i) the Administrative Agent shall have received from the Borrower fully executed copies of the membership interest purchase and sale agreement, evidence of assignment and such other documents, instruments and agreements as the Administrative Agent reasonably deems necessary, in form and substance reasonably satisfactory to the Administrative Agent to evidence the Robinson’s Bend Sale;

(ii) the Sale Date shall have occurred on or before March 8, 2013;

(iii) the Borrower shall have paid to the Administrative Agent, for the account of each Lender, a fee in the amount of 5 bps based on the Lender’s pro rata share of the post-asset sale borrowing base; and

(iv) the Administrative Agent shall have received from the Borrower (1) proceeds from the Robinson’s Bend Sale in an amount sufficient to prepay the Total Revolving Credit Exposure to any amount equal to or lesser than the Borrowing Base as adjusted on the Sale Date so that no Borrowing Base Deficiency will result after giving effect to the Robinson’s Bend Sale, and (2) all fees and other amounts due and payable, including to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower pursuant to Section 9.

(c) No Default or Event of Default exists on the Execution Date, Final Effective Date or will arise as a result of the execution and effect of this Agreement.

SECTION 6. Reference to and Effect on Loan Documents.

(a) On and after the effective date of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or any other expression of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or any other expression of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b) Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Security Instruments and all of the Collateral described therein do and shall continue to secure the payment of all obligations stated to be secured thereby under the Credit Agreement, as amended hereby, and the other Loan Documents.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders under any of the Loan Documents or constitute a waiver of any provision of any of the Loan Documents.

SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

SECTION 9. Costs and Expenses. The Borrower agrees to pay on demand all out of pocket costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including reasonable legal fees and expenses for counsel for the Administrative Agent

[Signature pages follow]

The parties hereto have caused this Amendment to be executed by their respective duly authorized representatives as of the date first written above.

CONSTELLATION ENERGY PARTNERS LLC

By:	/s/ Charles C. Ward

Charles C. Ward, Chief Financial Officer and Treasurer

26.829268% of Outstanding Principal Amount of the Loans	THE ROYAL BANK OF SCOTLAND plc, as Administrative Agent, Collateral Agent and as a Lender

By:	RBS Securities Inc., as Agent

	By:	/s/ Sandra Aultman
Sandra Aultman, Managing Director

21.951220% of Outstanding Principal Amount of the Loans	THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Terry Donovan

	Name:	Terry Donovan

	Title:	Managing Director

21.951220% of Outstanding Principal Amount of the Loans	WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Betsy Jocher

	Name:	Betsy Jocher

	Title:	Director

14.634146% of Outstanding Principal Amount of the Loans	ING Capital LLC, as a Lender

By:	/s/ Charles Hall

	Name:	Charles Hall

	Title:	Managing Director

14.634146% of Outstanding Principal Amount of the Loans	SOCIÉTÉ GÉNÉRALE, as a Lender

By:	/s/ Graeme Bullen

	Name:	Graeme Bullen

	Title:	Managing Director